UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2020

Amerant Bancorp Inc.

(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle

Coral Gables, Florida 33134

(Address of principal executive offices)

(305) 460-8728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Class B Common Stock	AMTBB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2020, Amerant Bancorp Inc. (“Amerant” or the “Company”) announced (i) the resignation of Alberto Peraza as Co-President and Chief Financial Officer and (ii) the appointment of Carlos Iafigliola as interim Chief Financial Officer. Mr. Peraza presented the Company with his resignation letter on February 28, 2020, effective March 16, 2020 as discussed below. The Board appointed Mr. Iafigliola as interim Chief Financial Officer on March 4, 2020, effective March 16, 2020.

In order to assist with an orderly transition of his responsibilities, Mr. Peraza has indicated his willingness to remain in the roles of Co-President and Chief Financial Officer through the filing of Amerant’s Annual Report on Form 10-K for the 2019 fiscal year and that his resignation will be effective March 16, 2020. After that date, Mr. Peraza has agreed to serve as an advisor to the Company through April 28, 2020, primarily to ensure a smooth transition on such terms as will be mutually agreed to by the Company and Mr. Peraza.

Mr. Peraza has indicated to the Company that his resignation (i) is not the result of any dispute or disagreement with Amerant’s accounting principles or practices or financial statements and disclosures, and (ii) is motivated by personal reasons.

The following is a brief summary of Mr. Iafigliola’s business experience.

Carlos Iafigliola, 43, joined Amerant in 2004, serving in various management positions in the Treasury area, including most recently as Senior Vice President and Treasury Manager since 2015. In this capacity, he has been responsible for balance sheet management and overall supervision of the Company’s treasury functions, including management of the investment portfolio, professional funding, and relationships with regulatory agencies and financial markets participants. Mr. Iafigliola chairs the Finance Committee and is a member of the Asset-Liability Committee. Mr. Iafigliola earned a degree in Economics from Universidad Católica Andres Bello in Caracas, Venezuela in 1998 and a Masters in Finance from Instituto de Estudios Superiores de Administración (IESA) in 2003.

Mr. Iafigliola will continue to serve as Senior Vice President and Treasury Manager during his tenure as interim Chief Financial Officer. Mr. Iafigliola in his capacity as interim Chief Financial Officer will also serve as the principal financial officer of the Company.

There are no arrangements or understandings between Mr. Iafigliola and any other persons in connection with his appointment. No family relationship exists between Mr. Iafigliola and any of Amerant’s directors or executive officers.

There are no related-party transactions in which Mr. Iafigliola or any of his immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the resignation of Mr. Peraza and the appointment of Mr. Iafigliola is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit

99.1	Press Release of Amerant Bancorp Inc. issued March 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2020	Amerant Bancorp Inc.

	By:	/s/ Ivan E. Trujillo
Name: Ivan E. Trujillo
Title: Executive Vice President – Chief Legal Officer and Corporate Secretary